Exhibit 10.1
FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Fifth Amendment, made as of February 24, 2015, by and between Minerals Technologies Inc., a Delaware corporation (the "Employer") and Joseph C. Muscari (the "Executive").

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated November 27, 2006, which was subsequently amended by the First Amendment thereto, dated as of December 18, 2008, and the Second Amendment thereto, dated as of July 21, 2010 and the Third Amendment thereto, dated as of February 1, 2013, and the Fourth Amendment thereto, dated as of March 1, 2014 (as amended thereby, the "Employment Agreement"); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to extend its expiration date and make certain other revisions in connection therewith.

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective February 24, 2015, as follows:

1.            The second sentence of Section 1(a) is hereby amended to read as follows:

For purposes of this Agreement, "Term" shall mean a period of nine (9) years beginning on the Commencement Date and ending on the day before the ninth anniversary thereof, but not earlier than March 1, 2016.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:            /s/ Thomas J. Meek            2/27/15
      Thomas J. Meek                                                                                                                Date
      Senior Vice-President, General Counsel,
      Human Resources, Secretary and Chief
      Compliance Officer

Agreed to by:

/s Joseph C. Muscari                                                                                                2/27/15
Joseph C. Muscari                                                                                                  Date